UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2010

Sotheby’s

(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1334 York Avenue
New York, NY	10021

(Address of principal executive offices)	(Zip Code)

(212) 606-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Share Units.

          At its February 9, 2010 meeting, the Compensation Committee (the “Committee”) of the Board of Directors of Sotheby’s, a Delaware corporation (the “Company”), adopted a performance share unit, or PSU, award program and form of performance share unit agreement for named executive officers, or NEOs, and other executives pursuant to which PSUs were awarded on that date. The form of PSU agreement is attached to this Current Report on Form 8-K as Exhibit 10.1. William F. Ruprecht, the Chief Executive Officer of the Company, received an award of PSUs on that date that is subject to different termination provisions from those awards issued under the form of PSU agreement described above. Mr. Ruprecht’s PSU agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.The Company is issuing these awards pursuant to its existing Restricted Stock Unit Plan.

          A brief summary of key terms of the PSUs is included below. This summary is qualified in its entirety by reference to Exhibits 10.1 and 10.2. . All initially capitalized terms used in the summary below have the meanings given to those terms in the PSU agreement as noted.

Time and Performance Vesting Features of PSUs

          Each PSU awarded entitles the recipient to receive one share of the Company’s common stock upon the fulfillment of time and performance vesting criteria. Subject to achieving the performance vesting target, each PSU award will vest in four equal installments over a four year period. In order to vest over this period, certain confidential pre-tax earnings targets established by the Committee must be met for each of the four potential vesting dates. In addition, partial achievement of the performance target for a particular vesting date will result in the recipient receiving a percentage of the total number of PSUs that could vested on that date as follows:

•	75% vesting if 2/3 or more of the target is achieved
•	50% vesting 1/3 or more of the target is achieved

Recapture and Rollover Features of PSUs

          If a target is not fully achieved on a particular vesting date, unvested PSUs may still vest if the target is exceeded on a future vesting date. Any unvested PSUs remaining at the end of the four year vesting period may also vest under certain circumstances, depending on the level of achievement of the cumulative four year target. To the extent the pre-tax earnings target is exceeded for a particular vesting date, the amount of excess pre-tax earnings will be credited towards meeting the targets for future vesting dates.

Dividend and Voting Rights

          Dividend equivalents on unvested PSUs will accumulate whenever the Company pays dividends on its Common Stock, but the PSU holder will not receive payment of the underlying dividends until the vesting of the PSUs. Unvested PSUs do not have any voting rights.

Termination of Employment

          Upon retirement, a recipient’s unvested PSUs will vest for the year in which retirement occurs, to the extent that the time and performance vesting criteria for the award are achieved for that year. Upon death or disability, a recipient’s unvested PSUs will continue to vest to the extent that the time and performance vesting criteria of the award are achieved in or after the year in which death or disability occurs.

          In Mr. Ruprecht’s case, if any of the following events occurs, his unvested PSUs will also vest in the same manner as they would in case of death or disability:

•	termination of Mr. Ruprecht’s employment by the Company without Cause (as defined in his existing employment arrangement with the Company);
•	termination of his employment by him for Good Reason (as defined in his existing employment arrangement with the Company); or
•

failure of the Company on or before December 31, 2010 to offer to continue his employment arrangement with the Company under the terms stated in clause (iii) of the provision titled “Termination of Employment- End of Term” of his employment arrangement.

Cancellation of Certain Unvested Restricted Stock Awards in Exchange for PSU Awards.

     At its February 9, 2010 meeting, the Committee also approved the cancellation of 53,681 and 38,344 shares of unvested restricted stock subject to performance as well as time vesting criteria granted on July 13, 2006 to NEOs William S. Sheridan, the Company’s Executive Vice President and Chief Financial Officer, and Robin G. Woodhead, the Company’s Executive Vice President, and Chairman of Sotheby’s International as well as a Company director, respectively. In place of the cancelled awards, Mr. Sheridan and Mr. Woodhead have each agreed to accept the Committee’s award at its meeting of 40,000 PSUs and 29,000 PSUs respectively. The Company has reported these transactions on a Form 4- Statement of Changes of Beneficial Ownership timely filed for each of them with the Securities and Exchange Commission on February 11, 2010.

Waiver by Mr. Ruprecht

          Mr. Ruprecht’s employment arrangement with the Company requires that he receive restricted stock or restricted stock units in certain amounts annually. If the Company fails to do so, Mr. Ruprecht may terminate his employment arrangement for “Good Reason” (as such term is defined in the arrangement). On February 9, 2010 pursuant to a written waiver, Mr. Ruprecht waived his Good Reason termination rights and agreed to accept PSUs instead of the required amounts of restricted stock or restricted stock units. A copy of this waiver is attached to this Current Report on Form 8-K as Exhibit 10.3.

Elimination of Certain NEO Base Salary Reductions.

          In a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2009, the Company disclosed the reduction of the base salaries of the Company’s NEOs by at least ten percent (10%), effective May 1, 2009. On February 11, 2010, the Company determined that certain NEOs’ full base salary would be reinstated, effective as of February 1, 2010 for Mr. Ruprecht (whose salary reduction had been effective one month prior to that of the other NEOs) and effective as of March 1, 2010 with respect to certain other NEOs: William F. Sheridan, Executive Vice President and Chief Financial Officer, Bruno Vinciguerra, Executive Vice President and Chief Operating Officer, and Mitchell Zuckerman, Chairman of Sotheby’s Financial Services, Inc., a subsidiary of the Company. The fully reinstated base salaries are as follows: Mr. Ruprecht – $700,000; Mr. Sheridan – $600,000; Mr. Vinciguerra – $550,000; and Mr. Zuckerman – $535,000.

Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits

10.1	Form of Performance Share Unit Agreement, adopted by the Compensation Committee of the Board of Directors of the Company on February 9, 2010.

10.2†	Performance Share Agreement, dated as of February 9, 2010, between the Company and William F. Ruprecht.

10.3	Waiver, dated February 9, 2010, by William F. Ruprecht with respect to certain terms of his Employment Arrangement, dated March 1, 2006, as amended.

† Confidential treatment has been requested with respect to portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY’S

By:
/s/ GILBERT L. KLEMANN II

Gilbert L. Klemann, II
Executive Vice President,
Worldwide General Counsel and
Secretary

Date:	February 16, 2010